Exhibit 10.25

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of August 13, 2015, by and between Ominto, Inc., a Nevada corporation ("Ominto" or "Company"), and each of the persons signatory hereto (each a "Buyer" and, collectively, the "Buyers").

IN CONSIDERATION of the premises and mutual covenants contained herein, Buyers and Ominto agree as follows:

1.           Purchase of Stock/Issuance of Warrants. Each Buyer hereby agrees to purchase from Ominto, and Ominto hereby agrees to sell to Buyer the number of shares set forth after its name on the signature page hereto of shares of Common Stock of Ominto, at a price of ten cents (US$.10) per share, and to concurrently deliver the purchase price set forth next to their name on the signature line (payable in United States Dollars) to Ominto. Pursuant to this Agreement, the Company is selling a total of five million (5,000,000) shares of its common stock to the Buyers for consideration of five hundred thousand dollars (US$500,000). In consideration for the purchase, the Company is concurrently issuing Buyers a Warrant to purchase up to 5 million shares of stock at a price of five cents ($0.05) per share of stock (the "Warrant"). The Warrant shall be exercisable for a period of 60 days from the date of this Agreement. A form of Warrant is attached hereto as Exhibit A. The Warrant and the shares of Common Stock purchased hereunder shall be referred to as the "Stock".

2.           Representations Warranties of Buyers. Each Buyer represent and warrant at to Ominto as follows:

2.1           Investment. The Stock is being acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof.

2.2           Not Registered. Buyer understands that the Stock is not registered under the Securities Act of 1933 (the "Act") or under any other applicable blue sky or state securities law, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof and the regulations thereunder and are exempt from qualification pursuant to comparable available exceptions in various states, and that Ominto's reliance on such exemptions is predicated Buyer's representations set forth herein.

2.3           Status. Each Buyer is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and each Buyer has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Stock. Each Buyer acknowledges that an investment in the Stock is speculative and involves a high degree of risk. No Buyer is an officer, director or Affiliate (as that term is defined in Rule 405 of the Act) of the Company.

2.4           Resale. Each Buyer represents that he or it (a) has liquid assets sufficient to assure that the purchase of the Stock will cause no undue financial difficulties, (b) can afford the complete loss of his or its investment, and (c) can provide for current needs and possible contingencies without the need to sell or dispose of the Stock.

2.5           Control. Buyers are aware that Ominto is controlled by Michael Hanson (the "Principal"), who owns over 50% of its voting control.

2.6           Access to Information. Each Buyer represents and warrants that he (a) is aware of the character, business acumen and general business and financial circumstances of Ominto; (b) has the requisite knowledge and experience to assess the relative merits and risks of a purchase of the Stock; (c) has received and has carefully read and evaluated copies of all documents relevant to the purchase and sale contemplated hereby, including without limitation this Agreement and the documents filed by the Company with the SEC pursuant to the Securities and Exchange Act of 1934 (the "34 Act"); and (d) has had full opportunity to ask questions and receive answers concerning the transactions contemplated hereby and thereby, and concerning Ominto, its business and financial condition.

2.7           Risk Factors. Each Buyer has read and understands the Risk Factors which are included in the Company's most recent filings under the 34 Act (including the Annual Report on Form 10-K filed on April 15, 2015), and hereby represents and warrants that in purchasing the Stock, Buyers is solely and fully undertaking the risk of investment in the Stock.

2.8           Legends. Each Stock certificate shall bear the following legends (unless Ominto receives an acceptable opinion of counsel that any such legend is not required):

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE LAWS, OR AN EXEMPTION FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS THEREOF.

2.9           Taxes. Each Buyer (a) understands that there may be tax consequences resulting from the purchase, ownership and/or sale of the Stock, and (b) represents and warrants that (i) he or it has had a full opportunity to seek the advice of independent counsel respecting this investment and the tax risks and implications thereof, (ii) he or it has not relied only upon such independent tax advice and not upon any tax counsel from, or discussions with, Ominto or Ominto's representatives, and (iii) he or it has never been notified by the Internal Revenue Service that Buyer is subject to 20% backup withholding.

2.10          Acknowledgment of Concurrent Offering. Each Buyer acknowledges that they have been informed that the Company may at its own discretion conduct further private placements of shares of its Common Stock for any higher or lower price than this offering, following and/or simultaneously to this offering. Each Buyer furthermore understands, that the Company may have offered Stock through private placement prior to this offering for any higher or lower price than this offering.

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3.           General Provisions

3.1          Complete Agreement; Modifications. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

3.2           Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

3.3           Notices. Unless otherwise specifically permitted by this Agreement, all notices under this Agreement shall be in writing and shall be delivered by personal service, telecopy, federal express or comparable overnight service, certified mail (if such service is not available, then by first class mail), postage prepaid, or email to Ominto's corporate offices, and to the address of Buyers as set forth on the signature page of this Agreement. Any notice sent by certified mail shall be deemed to have been given three (3) days after the date on which it is mailed. All other notices be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

3.4           Disputes.

3.4.1           Governing Law; Jurisdiction. All questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of the state of Washington. Any and all disputes between the parties which may arise pursuant to this Agreement not covered by arbitration will be heard and determined before an appropriate federal or state court located within 25 miles of the Company's headquarters in Bellevue Washington. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

3.4.2           Arbitration as Exclusive Remedy. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including without limitation its validity, interpretation, enforceability or breach whether based on breach of covenant, breach of an implied covenant or intentional infliction of emotional distress or other tort of contract theories, which are not settled by agreement between the parties, shall be settled by arbitration located within 25 miles of the Company's headquarters before a single arbitrator in accordance with the American Arbitration Association then it effect. The parties hereby (i) consent to the in personam jurisdiction of the Superior Court of the state of the Company’s headquarters for purposes of confirming any such award and entering judgment thereon and (ii) agree to use their best efforts to keep all matters and relating to any arbitration hereunder confidential. Each party agrees that the arbitration provisions of this Agreement are its exclusive remedy and expressly waives any right to seek redress in another forum. The fees of the arbitrator shall be borne equally by each party.

3.4.3           Attorneys’ Fees. In any dispute between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

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3.5           Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

3.6           Fees and Expenses. Company and each Buyer agree to pay its own expenses incident to the performance of its obligations hereunder.

3.7           Brokerage. The Company on one hand and each Buyer on the other hand represents to the other that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other.

3.8           Use of Proceeds. The primary use of proceeds is for repayment of outstanding advances from the Company's largest shareholder.

3.9           US Dollars. All references to currency in this Agreement refer to United States dollars.

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3.10         Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages received by pdf of facsimile shall be considered original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Ominto, Inc.

By:	/s/ Ivan Braiker
Ivan Braiker, President

Buyers (Name, Number of shares of Stock purchased, number of Warrants to be issued, and Address of Buyer):

SLEIMAN CHAMOUN

VILLA CHAMOUN

NAZLET EL BWAR

FATKA, LEBANON

Name: Sleiman Chamoun

Address: Villa Chamoun Nazlet El Bwar ,Fatka, Lebanon

Purchase: 5 Million shares for US$500,000

Warrant: to purchase 5 Million shares for $0.05 per share

Signature:	/s/ Sleiman Chamoun
Sleiman Chamoun

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